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                                                                   EXHIBIT 23.3




                         CONSENT OF INDEPENDENT CERTIFIED
                                PUBLIC ACCOUNTANTS





We have issued our report dated January 9, 1997, accompanying the financial statements of Milliwave Limited Partnership included in Form 8-K filed June 10, 1997, which is incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP



New York, New York
November 17, 1997